UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 6, 2026 (the “Effective Date”), Reed’s, Inc. (the “Company”) entered into the third amendment (the “Amendment”) to its Senior Secured Loan and Security Agreement (as amended, the “Loan Agreement”) with certain funds affiliated with Whitebox Advisors, LLC (the “Lenders”) and Cantor Fitzgerald Securities (“Cantor Fitzgerald”), as administrative agent and collateral agent, with respect to its senior secured credit facility (the “Senior Secured Facility”).

Pursuant to the Amendment, as of the Effective Date, (i) the minimum liquidity covenant in the Loan Agreement was revised to include Qualified Cash (as defined in the Loan Agreement), together with inventory and accounts receivable owned by the Company and the other Credit Parties (as defined in the Loan Agreement), and the Company must maintain Cash / Inventory / AR Liquidity (as defined in the Loan Agreement) of not less than $11,000,000 at any time, and following the Increased Liquidity Period (as defined in the Loan Agreement), the Company must maintain Cash / Inventory / AR Liquidity of not less than $11,000,000 as of the last day of each month, and (ii) the existing Event of Default (as defined in the Loan Agreement) relating to the required equity contribution was replaced with a new Event of Default that will occur if the Company fails to receive cash equity contributions in an aggregate amount of at least $2,500,000 following the Effective Date but on or prior to November 20, 2026. In addition, the Company is required to pay the Lenders (or their designee) a non-refundable extension fee of $25,000 on or prior to November 20, 2026, and the failure to pay such fee when due will constitute an Event of Default under the Loan Agreement.

As previously disclosed, on October 28, 2026, the Company entered into a Securities Purchase Agreement for the issuance and sale of common stock in a private placement (the “Private Placement”). Due to a delay in the funding of the Private Placement, the Company now expects the Private Placement to close on or prior to November 20, 2026. As of the date of this Current Report on Form 8-K, the Company has received gross proceeds of $7,500,000 from the Private Placement.

Other than as set forth herein, the material terms of the Loan Agreement remain unchanged and in full effect.

The foregoing summary and description of the provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Amendment No. 3 to Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Reed’s, Inc.

Dated: November 6, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer